BRAD B. HAYNES                                                   9005 Burton Way
CERTIFIED PUBLIC ACCOUNTANT                       Los Angeles, California  90048
                                                              Tel (310) 273-7417
                                                              Fax (310) 285-0865


October 16, 2000

Securities Exchange Commission
450 5th Street NW
Washington, D.C. 20549

        Re: Pacific Sands, Inc. 10-SB

To Whom it may concern:

I have no disagreements with the above-indicated registration in regard to accounting principles or practice, matters of disclosure, or auditing scope of procedure.

Yours truly,


/s/ Brad B. Haynes
Brad B. Haynes
BBH:di